R&E GAMING CORP.
                                  P.O. Box 9660
                        Rancho Santa Fe, California 92067


                                  April 2, 1998



VIA FACSIMILE (702) 794-9277 AND U.S. MAIL

Riviera Holdings Corporation
2901 Las Vegas Boulevard
South Las Vegas, Nevada 89109
Attention:  Mr. William L. Westerman

         Re:      Agreement and Plan of Merger re Riviera Holdings Corporation

Dear Mr. Westerman:

              On March 20, 1998 R&E Gaming Corp. ("R&E Gaming") provided Riviera Holdings Corporation ("RHC") written notice ("March 20th Notice") that, by reason of fraud in the inducement and other circumstances set forth in such notice, the Agreement and Plan of Merger dated as of September 15, 1997 (the "Riviera Merger Agreement") by and among R&E Gaming, Riviera Acquisition Sub, Inc. ("RAS") and RHC is void.

              The March 20th Notice provided further that, if the Riviera Merger Agreement is not void, RHC was being put on notice, pursuant to Section 6.1(d) of the Riviera Merger Agreement, that RHC was in breach of the Riviera Merger Agreement.

              Except as otherwise defined in this letter, capitalized terms used in the remainder of this letter have the same meaning as set forth in the Riviera Merger Agreement.

              Pursuant to Section 6.1(c) R&E Gaming and RAS hereby terminate the Riviera Merger Agreement for the following reasons:

              -    The Riviera Merger did not occur by April 1, 1998 because:

                   ** the required approvals of one or more of the Gaming Authorities have not been obtained and such Gaming Authorities have not informed Mr. Allen E. Paulson or R&E Gaming that a review of the applications for such approvals is scheduled by the appropriate Gaming Authorities for a later date;

Riviera Holdings Corporation
April 2, 1998
Page 2

                   ** The actual Consolidated EBITDA reflected in the consolidated statement of operations of the Company for the Projected Period has declined by 7.5% or more when compared to the projected results for the Projected Period, after giving effect to recalculation of earnings to reflect reversal of cost reductions achieved through changes in the conduct of RHC's business from its ordinary course of business consistent with past practice, which changes are violations of Section 2.8 and 4.1, respectively, of the Riviera Merger Agreement. Such changes include, but are not limited to, materially changing hotel housekeeping operations; materially reducing advertising expenditures; eliminating service personnel; manipulating and reducing expenditures regarding the Black Hawk project in Colorado; and

                   ** As set forth in the March 20th Notice, the Riviera Option Agreement is void and, therefore, is not and was not on April 1st in full force and effect and, in any event, the Option Sellers have not complied in all respects with the terms thereof in that a Seller, Morgens, Waterfall, Vintiadis & Company, Inc. ("Morgens, Waterfall"), was at the time of the execution of the Riviera Option Agreement, and at least until recently has been, a party to an agreement or understanding that would make it subject to a valid claim of a broker, investment banker, finder or other intermediary in connection with the Option and Voting Agreement (the "Elsinore Option Agreement") dated as of September 15, 1997 by and between R&E Gaming and Morgens, Waterfall. The Elsinore Option Agreement is contemplated by Section 5.1(b) of the Riviera Option Agreement and, therefore, such agreement or understanding is a violation of
                        Section 2.1(e) of the Riviera Option Agreement.

              Please be further advised that, as set forth in the March 20th Notice, RHC has breached representations, warranties and covenants of the Riviera Merger Agreement. No cure has taken place or can take place of such breaches and, accordingly, R&E Gaming and RAS hereby terminate the Riviera Merger Agreement pursuant to Section 6.1(d) for the reasons set forth in the March 20th Notice.

              In accordance with the terms of Section 6.2 of the Riviera Merger Agreement such Agreement has forthwith become void and has no effect, except that RHC continues to be subject to the terms of Section 6.3 thereof.

              Because the termination effected by this notice constitutes a Non-Payment Termination Event, as defined in the Riviera Option Agreement, no RHC stockholder is entitled to any funds under the Riviera Merger Agreement or from the Escrow Agreement ("Escrow


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Riviera Holdings Corporation
April 2, 1998
Page 3


Agreement") dated as of September 15, 1997, by and among R&E Gaming, RHC and State Street Bank and Trust Company of California, N.A. R&E Gaming and RAS hereby demand, therefore, repayment of all monies paid and return of the Letter of Credit delivered by R&E Gaming in connection with the Escrow Agreement and the transactions contemplated thereby.

                                            Very truly yours,

                                            R&E GAMING CORP.



                                            By: /s/ Allen E. Paulson
                                               -----------------------------
                                               Allen E. Paulson
                                               President



                                            RIVIERA ACQUISITION SUB, INC.



                                            By: /s/ Allen E. Paulson
                                               -----------------------------
                                               Allen E. Paulson
                                               President




cc:      Dechert Price & Rhoads
         30 Rockefeller Plaza
         New York, New York 10112
         Facsimile: (212) 698-3599
         Attention: Fredric Klink, Esq.